Exhibit 5.1

ROPES & GRAY LLP 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036-8704 WWW.ROPESGRAY.COM

November 25, 2025

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1150

Emeryville, CA 94608

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 1,195,428 shares (the “Shares”) of common stock, $0.01 par value (“Common Stock”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issuable under the Company’s 2017 Omnibus Incentive Plan (the “Plan”), including (i) 195,428 shares of Common Stock reserved for issuance pursuant to the evergreen provision for fiscal year 2025 of the Plan and (ii) 1,000,000 shares of Common Stock reserved for issuance under the Plan pursuant to a shareholder vote at the annual meeting of shareholders held on October 16, 2025.

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. For purposes of our opinion, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP